Exhibit 99.1

Open Access Products – As of June 30, 2003

Open Access Membership – 66%

HMO Membership – 34% (approximately 1.4 million HMO members are enrolled in State Sponsored Programs; excluding these members, 26% of WellPoint’s membership is in HMO products)